Exhibit 32.1

CERTIFICATIONS PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
(18 U.S.C. SECTION 1350)

In connection with the filing of the Quarterly Report of AsherXino Corporation on Form 10-Q/A for the quarter ended June 30, 2010 as filed with the Securities and Exchange Commission (the "Report") by AsherXino Corporation (the "Company"), I, Bayo O. Odunuga, Chief Executive Officer of the Company, does hereby certify, pursuant to 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C. 1350), that to his knowledge:

1. The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934, and
2. The information contained in the Report fairly presents, in all material respects, the financial conditions and results of operations of the Company.

Dated: September 16, 2010	/s/ Bayo O. Odunuga
Bayo O. Odunuga
Chief Executive Officer Principal Executive Officer